COMPANY STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this "Stock Option Agreement"), dated as of January 17, 2000, is by and between JDS Uniphase Corporation, a Delaware corporation ("Grantee"), and E-TEK Dynamics, Inc., a Delaware corporation ("Issuer").

RECITALS

A. Grantee and Issuer propose to enter into an Agreement and Plan of Reorganization and Merger, dated as of the date hereof (the "Merger Agreement"), which has been executed in connection with this Agreement (each capitalized term used herein without definition shall have the meaning specified in the Merger Agreement).

B. As a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 19.9% as of the date hereof, as adjusted in accordance with the provisions of Section 5 of this Agreement, of the outstanding shares of common stock of the Issuer, par value $0.001 per share (the "Common Stock"), fully paid and nonassessable, at a purchase price of $211.41 per share, (such price, as adjusted if applicable, the "Option Price").

2. Exercise of Option.

(a) Exercise. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined).

(b) Option Termination Events. The term "Option Termination Event" shall mean any of the following events: (i) immediately prior to the Effective Time of the Merger; (ii) termination of the Merger Agreement pursuant to Section 7.01 of the Merger Agreement (other than where a Triggering Event has occurred); or (iii) one year following any termination of the Merger Agreement where a Triggering Event has occurred (or if, at the expiration of such one year period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Notwithstanding the foregoing, the Option may not be exercised if there has not been a Triggering Event, or Grantee is in material breach of its representation or warranties, or in material breach of any of its covenants or agreements contained in this Agreement or the Merger Agreement.

(c) Triggering Events. The term "Triggering Event" shall mean any event which would result in the Fee Payable By Company being unconditionally payable to Grantee pursuant to Section 7.03(b) of the Merger Agreement.

(d) Notice of Exercise; Closing. In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot reasonably be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which the restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, prior notification to or approval of any regulatory agency is reasonably required in connection with such purchase, Grantee or Issuer, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (d), in no event shall any Closing Date be more than two years after the related Notice Date, and if the Closing Date shall not have occurred within two years after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

(e) Purchase Price. At the Closing referred to in subsection (d) above, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

(f) Maximum Proceeds. If Grantee, or any of its wholly-owned subsidiaries, receives an aggregate amount in excess of six hundred million dollars ($600,000,000.00) from:

(i) the Fee Payable By Company pursuant to Section 7.03 of the Merger Agreement, (ii) proceeds, if any, from the sale to any entity that is not a wholly-owned subsidiary of Grantee of shares purchased pursuant to the exercise of the Option in excess of the aggregate Option Price for such shares; (iii) any dividends received by Grantee declared on the shares purchased pursuant to the exercise of the Option; and (iv) proceeds, if any, received pursuant to Section 6(b) and 7 hereof, less the aggregate Option Price paid by Grantee, or any of its wholly-owned subsidiaries, for any shares purchased pursuant to the exercise of the Option being purchased by Issuer pursuant to Section 6(b) and 7 hereof, then Grantee shall notify Issuer within three business days of receipt of such excess proceeds and all such excess proceeds shall promptly be remitted by Grantee to Issuer by wire transfer to a bank account designated by Issuer.

(g) Issuance of Common Stock. At the Closing, simultaneously with the delivery of immediately available funds as provided in subsection (e) of this Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by the Grantee and, if the Option is exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and the Grantee shall deliver to Issuer a copy of this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

(h) Legend. Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

"The transfer of the shares represented by this certificate are subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

(i) Record Grantee; Expenses. Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under subsection (d) of this Section 2 and the tender of the applicable purchase price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates, representing such shares of Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

3. Reservation of Shares. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; and (iii) promptly to take all action as may from time to time be reasonably required (including without limitation complying with all premerger notification, reporting and waiting periods under the HSR Act) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto.

4. Lost Options. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute the sole contractual obligation on the part of Issuer, and the Agreement so lost, stolen, destroyed or mutilated shall be deemed cancelled and of no further force and effect.

5. Adjustment Upon Changes in Capitalization. The shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

In the event of any change in Common Stock by reason of stock dividends, splits, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then (i) the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable, and (ii) the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Common Stock purchasable immediately after the adjustment.

6. Registration Rights.

(a) Following the Closing Date, Issuer shall, at the written request of Grantee, subject to subsection (b) below, delivered at any time on or prior to an Option Termination Event, promptly prepare and file a shelf registration statement under the Securities Act (including a shelf registration under Rule 415 of the Securities Act or similar provision, if available) covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will beneficially own more than 4.9% of the then-outstanding voting power of Issuer. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate during any 360 day period if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require the premature disclosure of material nonpublic information that would adversely affect Issuer and interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Grantee for a period of three years following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the sale of the Grantee's Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be sold by Grantee shall constitute at least 25% of the total number of shares to be sold by Issuer in the aggregate; and provided further, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur (and such registration shall not be charged against Grantee). Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer.

(b) Upon request for registration, the Issuer will have the option exercisable by written notice delivered to Grantee within five business days after receipt of the written request for registration, to purchase all, but not some, of the Option Shares for cash at the price (the "Purchase Price") equal to the product of (i) the number of Option Shares and (ii) the per share average of the closing sale prices of the Issuer's Common Stock on the Nasdaq Stock Market for the ten trading days immediately preceding the date of the written request for registration. Any such purchase of shares of Option Shares hereto will take place at a closing to be held at the principal executive offices of the Issuer or its counsel at any reasonable date and time designated by Grantee within five business days after the delivery of such notice. The payment for the Option Shares to be purchased under this subsection (b) shall be made by delivery at the time of such closing of the Purchase Price in immediately available funds.

7. Repurchase of Option and Option Shares.

(a) Within ten business days following the occurrence of a Repurchase Event (as defined below), Issuer shall (i) deliver an offer (a "Repurchase Offer") to repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the Alternative Transaction Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) deliver an offer (also, a "Repurchase Offer") to repurchase the Option Shares from Grantee at a price (the "Option Share Repurchase Price") equal to the Alternative Transaction Price multiplied by the number of Option Shares then held by such Grantee. The term "Alternative Transaction Price" shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the Alternative Transaction or, in the event of a sale of assets of Issuer, the last per-share sale price of Common Stock on the fourth trading day following the announcement of such sale. If the consideration paid or received in the Alternative Transaction shall be other than in cash, the value of such consideration shall be based on the average of the closing trading prices for such securities on their principal trading market during the five business days immediately preceding the payment or receipt of such consideration, or, if such securities are not traded on a market or exchange, determined by a nationally recognized investment banking firm selected by Grantee, which determination shall be conclusive for all purposes of this Agreement.

(b) Upon the occurrence of a Repurchase Event and whether or not Issuer shall have made a Repurchase Offer under Section 7(a), (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee delivered prior to an Option Termination Event, Issuer shall repurchase the Option from Grantee in cash at the Option Repurchase Price, and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of Grantee delivered prior to an Option Termination Event, Issuer shall repurchase such number of the Option Shares from the Grantee as Grantee shall designate at the Option Share Repurchase Price.

(c) Grantee may accept Issuer's Repurchase Offer under Section 7(a) or may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to Section 7(b) by a written notice or notices stating that Grantee elects to accept such offer or to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days following receipt of a notice under this Section 7(c) and the surrender to Issuer of this Agreement and/or Certificates for Option Shares, as applicable, and the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Grantee the Option Share Repurchase Price and/or the portion thereof that Issuer is not then prohibited from so delivering under applicable law.

(d) Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law, from repurchasing the Option and/or any Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, in every case within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(c) is prohibited under applicable law, from delivering to Grantee the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Grantee, a certificate for the number of Option Shares covered by the revocation. If an Option Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (d), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

(e) The term "Repurchase Event" shall mean the occurrence of a Triggering Event prior to the occurrence of an Option Termination Event followed by the consummation of an Alternative Transaction within twelve months after such Triggering Event.

8. Substitute Option in the Event of Corporate Change. (a) In the event that prior to an Option Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), for the publicly traded common stock of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation; provided that, if both the Acquiring Corporation and the person that controls the Acquiring Corporation have common stock that is publicly traded (or neither do) Grantee may elect to substitute either the common stock of the Acquiring Corporation or the person that controls the Acquiring Corporation.

(b) "Acquiring Corporation" shall mean any of (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets.

(c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

(d) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

9. Representations and Warranties of the Issuer. Issuer hereby represents and warrants to Grantee as follows:

(a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

(b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, and not subject to any preemptive rights.

(c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate of Incorporation or Bylaws of Issuer or the incorporation documents of any of its subsidiaries (as that term is defined in the Merger Agreement), subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its subsidiaries or their respective properties or assets which violation would have, individually or in the aggregate, a Material Adverse Effect on the Issuer.

(d) The Board of Directors of Issuer has taken all necessary action to approve this Agreement and the consummation of the transactions contemplated hereby and the provisions of Section 243 of the Delaware General Corporation Law will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

10. Application for Regulatory Approval. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq Stock Market upon official notice of issuance.

11. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

12. Separability of Provisions. If any term, provision, covenant, or restriction, contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

13. Notices. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier, or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

16. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

17. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement and the Confidentiality Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

18. Assignment. Neither of the parties may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto; provided, however, that Grantee shall be entitled to transfer its rights or obligations under this Agreement to a wholly-owned subsidiary of Grantee, provided such subsidiary remains a wholly-owned subsidiary.

19. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

ISSUER

By:______________________

Name:___________________

Title:____________________

GRANTEE

By:______________________

Name:____________________

Title:_____________________